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Exhibit 23

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48863) pertaining to the USA Interactive Retirement Savings Plan (formerly USA Networks, Inc. Retirement Savings Plan—Commerce) of our report dated June 27, 2003, with respect to the financial statements and schedules of the USA Interactive Retirement Savings Plan (formerly USA Networks, Inc. Retirement Savings Plan—Commerce) included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Tampa, Florida
June 27, 2003

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  Exhibit 23
Consent of Independent Certified Public Accountants